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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan of Commerce One, Inc. of our report dated March 5, 1999 (except for Note 8, as to which the date is June 25, 1999) with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and our report dated March 5, 1999 with respect to the financial statements of VEO Systems, Inc. as of December 31, 1998 and for the year then ended, included in the Registration Statement (Form S-1, No. 333-76987), as amended, and the related Prospectus of Commerce One, Inc.; of our report dated December 30, 1999 with respect to the financial statements of CommerceBid.com, Inc. as of October 31, 1999 and for the period from March 1, 1999 (inception) through October 31, 1999, included in the Current Report on Form 8-K/A of Commerce One, Inc. dated January 25, 2000; and of our report dated March 1, 2000 with respect to the financial statements of Mergent Systems, Inc. as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, included in the Current Report on Form 8-K/A of Commerce One, Inc. dated March 22, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Walnut Creek, California
March 23, 2000